As filed with the Securities and Exchange Commission on December 13, 2019.

File No. 000-56114

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 1

to

FORM 10

GENERAL FORM FOR REGISTRATION OF SECURITIES

Pursuant to Section 12(b) or (g)

of the Securities Exchange Act of 1934

UPJOHN INC.

(Exact name of Registrant as specified in its charter)

Delaware	83-4364296
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification number)

235 East 42nd Street New York, NY 10017	10017
(Address of principal executive offices)	(Zip code)

(212) 733-2323

(Registrant’s telephone number, including area code)

Securities to be registered pursuant to Section 12(b) of the Act: None

Securities to be registered pursuant to Section 12(g) of the Act:

Title of Each Class to be Registered

Common Stock, par value $0.01 per share

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

INFORMATION REQUIRED IN REGISTRATION STATEMENT

CROSS-REFERENCE SHEET BETWEEN INFORMATION STATEMENT AND ITEMS OF FORM 10

This Registration Statement on Form 10 (the “Form 10”) incorporates by reference information contained in (a) the information statement of Upjohn Inc. filed herewith as Exhibit 99.1, referred to herein as the information statement, (b) the Definitive Proxy Statement on Schedule 14A of Pfizer Inc. to the extent incorporated by reference as Exhibit 99.2, referred to herein as the Pfizer Annual Meeting Proxy Statement (c) the Annual Report on Form 10-K of Mylan N.V. to the extent incorporated by reference as Exhibit 99.3, referred to herein as the Original Form 10-K, (d) the Amendment No. 1 to the Form 10-K to the extent incorporated by reference as Exhibit 99.4, referred to herein as the Form 10-K/A, and the Original Form 10-K as amended by the Form 10-K/A, is referred to herein as the Form 10-K, (e) the Quarterly Report on Form 10-Q of Mylan N.V. to the extent incorporated by reference as Exhibit 99.5, referred to herein as the Form 10-Q and (f) the Definitive Proxy Statement on Schedule 14A of Mylan N.V. to the extent incorporated by reference as Exhibit 99.6, referred to herein as the Mylan Annual Meeting Proxy Statement. None of the information contained in the information statement, Pfizer Annual Meeting Proxy Statement, Form 10-K, Form 10-Q or Mylan Annual Meeting Proxy Statement is incorporated by reference herein or shall be deemed to be a part hereof except to the extent such information is specifically incorporated by reference.

Item 1.	Business.

The information required by this item is contained under the sections “Summary—The Companies,” “Risk Factors,” “Information about the Upjohn Business” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations of the Upjohn Business” of the information statement and Part I–Item 1 of the Form 10-K. Those sections are incorporated herein by reference.

Item 1A.	Risk Factors.

The information required by this item is contained under the section “Risk Factors” of the information statement, Part I–Item 1A of the Form 10-K and Part II–Item 1A of the Form 10-Q. Those sections are incorporated herein by reference.

Item 2.	Financial Information.

The information required by this item is contained under the sections “Summary Historical Combined Financial Information of the Upjohn Business,” “Selected Historical Combined Financial Information of the Upjohn Business,” “Summary Historical Condensed Consolidated Financial Information of Mylan,” “Summary Unaudited Pro Forma Condensed Combined Financial Information,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations of the Upjohn Business,” “Selected Historical Combined Financial Information of the Upjohn Business,” “Unaudited Pro Forma Condensed Combined Financial Information of Mylan and the Upjohn Business” and “Description of Financing” of the information statement, Part II–Item 7 and Part II–Item 7A of the Form 10-K and Part I–Item 2 of the Form 10-Q. Those sections are incorporated herein by reference.

Item 3.	Properties.

The information required by this item is contained under the section “Information about the Upjohn Business” of the information statement and Part I–Item 1 and Part I–Item 2 of the Form 10-K. Those sections are incorporated herein by reference.

Item 4.	Security Ownership of Certain Beneficial Owners and Management.

Not applicable.

Item 5.	Directors and Executive Officers.

The information required by this item is contained under the section “The Transactions—Board of Directors and Executive Officers of Newco Following the Combination; Operations Following the Combination” of the

information statement, Part III–Item 10 of the Form 10-K/A and the sections “Executive Officers,” “Governance—Our Directors” and “Governance—Board Information” of the Mylan Annual Meeting Proxy Statement. Those sections are incorporated herein by reference.

Item 6.	Executive Compensation.

The information required by this item is contained under the section “The Transactions—Director and Executive Compensation” of the information statement, the section “Executive Compensation” in the Pfizer Annual Meeting Proxy Statement, Part III–Item 11 of the Form 10-K/A and the sections “Executive Compensation” and “Governance—Non-Employee Director Compensation for 2018” of the Mylan Annual Meeting Proxy Statement. Those sections are incorporated herein by reference.

Item 7.	Certain Relationships and Related Transactions, and Director Independence.

The information required by this item is contained under the section “Certain Relationships and Related Party Transactions” of the information statement, Part III–Item 13 of the Form 10-K/A and the section “Governance—Certain Relationships and Related Transactions” of the Mylan Annual Meeting Proxy Statement. Those sections are incorporated herein by reference.

Item 8.	Legal Proceedings.

The information required by this item is contained under the sections “Risk Factors” and “Information about the Upjohn Business—Legal Proceedings” of the information statement, Part I–Item 3 of the Form 10-K and Part II–Item 1 of the Form 10-Q. Those sections are incorporated herein by reference.

Item 9.	Market Price of, and Dividends on, the Registrant’s Common Equity and Related Stockholder Matters.

The information required by this item is contained under the sections “Risk Factors,” “Summary Historical Combined Financial Information of the Upjohn Business,” “Selected Historical Combined Financial Information of the Upjohn Business,” “Summary Historical Condensed Consolidated Financial Information of Mylan,” “Summary Unaudited Pro Forma Condensed Combined Financial Information” and “Historical Market Price and Dividend Information of Mylan Ordinary Shares” of the information statement and Part II–Item 5 of the Form 10-K. Those sections are incorporated herein by reference.

Item 10.	Recent Sales of Unregistered Securities.

On February 14, 2019, Upjohn Inc. (“Upjohn”) issued 100 shares of its common stock to Pfizer Inc. pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”). Upjohn did not register the issuance of the issued shares under the Securities Act because such issuance did not constitute a public offering.

Item 11.	Description of Registrant’s Securities to be Registered.

The information required by this item is contained under the section “Description of Newco Capital Stock” of the information statement. That section is incorporated herein by reference.

Item 12.	Indemnification of Directors and Officers.

The information required by this item is contained under the section “Description of Newco Capital Stock—Limitations on Liability and Indemnification of Officers and Directors after the Combination” of the information statement. That section is incorporated herein by reference.

Item 13.	Financial Statements and Supplementary Data.

The information required by this item is contained under the heading “Index—Financial Statements” (and the statements referenced thereon) beginning on page F–1 of the information statement, Part II–Item 8 of the Form 10-K and Part I–Item 1 of the Form 10-Q. Those sections are incorporated herein by reference.

Item 14.	Changes in and Disagreements with Accountants on Accounting and Financial Disclosure.

None.

Item 15.	Financial Statements and Exhibits.

(a) Financial Statements and Schedule

The information required by this item is contained under the heading “Index—Financial Statements” (and the statements referenced thereon) beginning on page F–1 of the information statement, Part II–Item 8 of the Form 10-K and Part I–Item 1 of the Form 10-Q. Those sections are incorporated herein by reference.

(b) Exhibits

The following documents are filed herewith unless otherwise indicated:

Exhibit Number	Description

2.1	Business Combination Agreement, dated as of July 29, 2019, by and among Pfizer Inc., Upjohn Inc., Utah Acquisition Sub Inc., Mylan N.V., Mylan I B.V. and Mylan II B.V. (included as Annex A to the information statement which is a part of this Registration Statement).

2.2	Separation and Distribution Agreement, dated as of July 29, 2019, by and between Pfizer Inc. and Upjohn Inc. (included as Annex B to the information statement which is a part of this Registration Statement).

2.3*	Form of Transition Services Agreement by and between Pfizer Inc. and Upjohn Inc.

2.4	Form of Tax Matters Agreement by and between Pfizer Inc. and Upjohn Inc.

2.5*	Form of Employee Matters Agreement by and between Pfizer Inc. and Upjohn Inc.

2.6	Form of Manufacturing and Supply Agreement by and between Pfizer Inc. and Upjohn Inc.

2.7*	Form of Intellectual Property Matters Agreement by and between Pfizer Inc. and Upjohn Inc.

2.8*	Form of Trademark License Agreement by and between Pfizer Inc. and Upjohn Inc.

3.1	Form of Amended and Restated Certificate of Incorporation of Upjohn Inc. (included as Annex C to the information statement which is a part of this Registration Statement).

3.2	Form of Amended and Restated Bylaws of Upjohn Inc. (included as Annex D to the information statement which is a part of this Registration Statement).

21.1*	Subsidiaries of Upjohn Inc.

99.1	Information Statement of Upjohn Inc., preliminary and subject to completion, dated October 25, 2019.

99.2	Definitive Proxy Statement on Schedule 14A of Pfizer Inc. for the 2019 Annual Meeting of Shareholders. (Incorporated by reference to Schedule 14A of Pfizer Inc., filed with the Securities and Exchange Commission on March 14, 2019).

99.3	Annual Report on Form 10-K of Mylan N.V. for the fiscal year ended December 31, 2018, not including exhibits thereto. (Incorporated by reference to Annual Report on Form 10-K of Mylan N.V., filed with the Securities and Exchange Commission on February 27, 2019).

Exhibit Number	Description

99.4	Amendment No. 1 to Annual Report on Form 10-K of Mylan N.V. for the fiscal year ended December 31, 2018, not including exhibits thereto (incorporated by reference to Annual Report on Form 10-K/A of Mylan N.V., filed with the Securities and Exchange Commission on April 30, 2019).

99.5	Quarterly Report on Form 10-Q of Mylan N.V. for the quarterly period ended September 30, 2019, not including exhibits thereto (incorporated by reference to Quarterly Report on Form 10-Q of Mylan N.V., filed with the Securities and Exchange Commission on November 05, 2019).

99.6	Definitive Proxy Statement on Schedule 14A of Mylan N.V. for the 2019 annual general meeting of shareholders (incorporated by reference to Schedule 14A of Mylan N.V., filed with the Securities and Exchange Commission on May 24, 2019).

*	To be filed by amendment.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

UPJOHN INC.

By:	/s/ Michael Goettler
Name: Michael Goettler Title: President

Date: December 13, 2019